Exhibit 1.1

SEASPAN CORPORATION

Class A Common Stock

($0.01 par value per share)

Having an Aggregate Offering Price of up to

$75,000,000

Equity Distribution Agreement

New York, New York

May 22, 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Seaspan Corporation, a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (each a “Manager” and, collectively, the “Managers”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the several Managers, as sales agents and/or principals, shares of the Company’s Class A Common Stock, $0.01 par value per share (“Common Stock”), having an aggregate gross sales price of up to $75,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager severally agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) with the applicable Manager or Managers in substantially the form of Annex A hereto, relating to such sale in accordance with Section 3 of this Agreement. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the

Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below:

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (No. 333-190718) on Form F-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Shares, which Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are threatened. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Manager specifically for use therein.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Manager specifically for use therein.

(h) The Company and its subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of the Republic of The Marshall Islands, the Commonwealth of the Bahamas, Bermuda, Canada and the Republic of India, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their business in all material respects as described in the Disclosure Package and the Prospectus; and the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which their ownership or leasing of property or the conduct of their business requires such qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or assets or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i) There are no restrictions on subsequent transfers of the Shares under the laws of the Republic of The Marshall Islands.

(j) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock, Series C Preferred Shares, par value $0.01 per share (the “Series C Preferred Shares”), Series D Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares”) and Series E Preferred Shares, par value $0.01 per share (the “Series E Preferred Shares” and, together with the Series C Preferred Shares and the Series D Preferred Shares, the “Existing Preferred Shares”), have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares to be issued by the Company have been duly and validly authorized and when delivered and paid for by any Manager pursuant to this Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus, and be fully paid and nonassessable; the Shares have been approved for listing on The New York Stock Exchange; the certificates, if any, for the Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares that have not been waived; and, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k) To the Company’s knowledge, there is no franchise, agreement, contract, indenture or other document or instrument of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(l) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Execution Time, at each Applicable Time and at each Settlement Date, and when read together with the other information in the Prospectus, at the date of the Prospectus, the Execution Time, at each Applicable Time and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) This Agreement has been duly authorized, validly executed and delivered by the Company.

(n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o) No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, the Republic of The Marshall Islands or any other jurisdiction, including, without limitation, the International Maritime Organization (the “IMO”), is required in connection with the transactions contemplated by this Agreement or any Terms Agreement (including, without limitation, the issuance and delivery of the Shares), except (i) such as have been obtained under the Act; (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by any Manager in the manner contemplated herein and in the Disclosure Package and the Prospectus; (iii) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement, any Terms Agreement or any of the agreements listed in Schedule II (collectively, the “Operative Agreements”); and (iv) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement (including, without limitation, the issuance and delivery of the Shares) and the Operative Agreements, which (A) if not obtained on or prior to the applicable

Settlement Date, would not, individually or in the aggregate, have a material adverse effect on the operation of the Company’s business and (B) are expected in the reasonable judgment of the Company to be obtained in the ordinary course of business subsequent to the applicable Settlement Date.

(p) The Company is not (i) in violation of any provision of its charter or by-laws, or similar organizational documents; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority including, without limitation, the IMO, having jurisdiction over the Company or any of its properties, as applicable, which default or violation, in the case of clauses (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement, any Terms Agreement or the Operative Agreements.

(q) Neither the issue and sale of the Shares nor the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms hereof will (i) conflict with, or result in a violation of, the charter or by-laws of the Company, (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including, without limitation, the IMO, having jurisdiction over the Company or any of its properties; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Except as disclosed in the Registration Statement and the Prospectus, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

(s) The consolidated historical financial statements included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial and Operating Data” in the Prospectus and Registration Statement and under the caption “Selected Financial Data” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2013 (the “2013 Annual Report”), the Report on Form 6-K that contains financial information for the three-month period ended March 31, 2014 (the “Q1 2014 Report”) and in any subsequent Annual Report or Report that contains financial information for a completed fiscal period and is included in the Prospectus or the Registration Statement (each such report, an “Incorporated Periodic Report”) fairly present, on the basis stated therein, the information included therein. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2013 Annual Report, the Q1 2014 Report or any subsequent Incorporated Periodic Report has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body, including, without limitation, the IMO, or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and delivery of the Shares) or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(u) On or as of the Execution Time, at each Applicable Time and at each Settlement Date, as the case may be, the Company will own, lease, possess or otherwise have the right to use all such assets as are necessary to the conduct of its operations as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v) KPMG LLP, who have audited certain financial statements and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference into the Prospectus, were and are the independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(w) There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of The Marshall Islands, Canada or Hong Kong, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Shares, or the sale and delivery by the Company of the Shares or the consummation of the transactions contemplated by this Agreement.

(x) The Company and its subsidiaries have filed all foreign, United States federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as to which the Company or any of its subsidiaries has set aside adequate reserves in accordance with U.S. generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) No labor problem or dispute with the employees of the Company, Seaspan Management Services Limited (the “Company Manager”), Seaspan Ship Management Ltd. (the “Ship Manager”), Seaspan Crew Management Ltd. or Seaspan Advisory Services Limited (the “Advisor”) exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Company Manager’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) The Company possesses all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for those permits that if not obtained, would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the

Commission’s rules and guidelines applicable thereto. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(cc) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations, including, without limitation, those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff) In the ordinary course of its business, the Company periodically reviews the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mail or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or

other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as manager, underwriter, advisor, investor or otherwise) of Sanctions.

(kk) The Company (A) owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s businesses as now conducted, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect, and (B) has no reason to believe that the conduct of its businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(ll) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands, Canada or Hong Kong or any political subdivisions thereof.

(mm) Each of the Operative Agreements has been duly authorized, validly executed and delivered by the Company and its subsidiaries and, to the knowledge of the Company, by the other parties thereto. Each of the Operative Agreements is a valid and binding agreement of the Company and its subsidiaries enforceable against each such party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The statements set forth in the Registration Statement and the Prospectus, insofar as they purport to describe certain terms of the Operative Agreements, fairly summarize the matters described therein.

(nn) The Company does not believe that it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and, based on the Company’s current and expected assets, income and operations as described in the Disclosure Package and the Prospectus, the Company does not believe it is likely to become a PFIC.

(oo) No capital gains, income, withholding or other taxes are payable by or on behalf of any Manager to the Republic of The Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the issuance and delivery by the Company of the Shares to any purchaser thereof or, where any Manager is acting as a principal, to or for the respective accounts of the Managers or the sale and delivery by any Manager of the Shares to the initial purchasers thereof, aside from any capital gains, income, withholding or other taxes payable by any Manager in connection with a business carried on by that Manager in the Republic of The Marshall Islands or Canada in respect of the sale and delivery of the Shares.

(pp) All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Shares, may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction under the laws and regulations of the Republic of The Marshall Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of The Marshall Islands.

(qq) Each of the vessels listed on Schedule I-A hereto is duly registered as a vessel in the sole ownership of the Company or one of its subsidiaries; the Company or its subsidiary, as applicable, has good and marketable title to all of such owned vessels, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Hong Kong (for those vessels registered in Hong Kong) as would affect its registry with the Hong Kong Registry and under the laws of Panama (for those vessels registered in Panama) as would affect its registry with The Panama Registry, except, in both cases, for such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described, and subject to the limitations contained, in the Disclosure Package and Prospectus, (ii) as contemplated or provided by the Credit Facilities (as defined below) or (iii) as do not materially affect the value of such vessels, taken as a whole, and do not materially interfere with the use of such vessels, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Prospectus. With respect to each of the vessels listed on Schedule I-A hereto held under lease by the Company or one of its subsidiaries, such vessels are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the vessels of the Company or its subsidiaries, taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(rr) Since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus and other than as set forth in or contemplated by the Disclosure Package and the Prospectus, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties or assets or prospects of the Company, and (iii) the Company has not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company.

(ss) Except as set forth in the Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(tt) The statistical and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources which the Company believe to be reliable and accurate.

(uu) The statements set forth in the Prospectus under the caption “Business—Taxation of the Company—Canadian Taxation” that constitute factual matters, intentions, expectations and beliefs relating to the Company are accurate in all material respects.

(vv) The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ww) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(xx) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to a Manager or counsel for the Managers in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the applicable Manager or Managers.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the several Managers, acting as sales agents, and each Manager severally agrees to use its reasonable efforts to sell, as a sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”), (B) the Company has instructed the applicable Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 5 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the applicable Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the applicable Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the applicable Manager under this Section 3(a) on the NYSE at the time of sale of such Shares. Other than pursuant to a Terms Agreement with respect to which both Managers are parties, the Company shall not instruct more than one Manager to offer or sell shares on any single day.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Shares, (B) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company.

(iii) The Company shall not authorize the issuance and sale of, and no Manager shall be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the applicable Manager in writing. The Company or any Manager may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares by the Company through such Manager for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding anything to the contrary, during any such period of suspension (which suspension period shall not be deemed to have begun for the purposes of this paragraph (iii) until the first day following the Settlement Date in respect of any sale of Shares pursuant to this Agreement that has not yet been consummated), the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(l), 4(m), 4(n) or 4(o), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4(p) until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4(l)).

(iv) Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the 1933 Act Regulations (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager pursuant to a Terms Agreement.

(v) The compensation to the Managers for sales of the Shares with respect to which a Manager acts as a sales agent under this Agreement shall be 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Company may sell Shares to the applicable Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) The applicable Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the applicable Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the applicable Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(l)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Managers to use their reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the applicable Manager of the proposed terms of such Placement. If the applicable Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the applicable Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the applicable Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the applicable Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the applicable Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such

Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the applicable Manager.

(d) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If the Company or a Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Managers shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists at the Execution Time or subsequently may be amended, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Managers, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 20-F or Report on Form 6-K that contains financial statements for a completed fiscal period, as the case may be, is filed with the Commission.

4. Agreements.

The Company agrees with the Managers that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Basic Prospectus with respect to the offering of the

Shares unless the Company has furnished the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure

Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Managers and counsel for the Managers signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Other than during any suspension of the offering of Shares pursuant to this Agreement (which suspension period shall not be deemed to have begun for the purposes of this paragraph (h) until the first day following the Settlement Date in respect of any sale of Shares pursuant to this Agreement that has not yet been consummated), the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8 or a post-effective amendment to the Registration Statement made in compliance with paragraph (a) of this Section 4) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the

Company or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Company may (i) issue and sell Common Stock pursuant to (a) this Agreement or any Terms Agreement, (b) any employee stock option plan, stock appreciation rights, stock ownership plan, employment agreement or dividend reinvestment plan of the Company described in the Disclosure Package and the Prospectus in effect at the Applicable Time, (c) the stock purchase agreement relating to the Company’s acquisition of Seaspan Management Services Limited, (d) the financial services agreement dated March 14, 2011 between the Company and Tiger Ventures Limited, or (e) the amended and restated transaction services agreement dated December 7, 2012 between the Company and Gerry Wang, and (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Applicable Time.

(i) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 5 herein.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission an Annual

Report of Form 20-F or a Report on Form 6-K containing financial statements, which is incorporated by reference into the Prospectus, (iii) the Shares are delivered to one or more of the Managers as principals at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Managers may reasonably request upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 5(g) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers written opinions of Perkins Coie LLP, United States counsel to the Company, Farris, Vaughan, Wills & Murphy LLP, Canadian tax counsel for the Company, and Reeder & Simpson, P.C., Marshall Islands counsel for the Company, or other counsels reasonably satisfactory to the Managers, each dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Sections 5(c), 5(d) and 5(e), respectively, of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date, Cravath, Swaine & Moore LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 5(f) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to one or more of the Managers as principals at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Form 6-K that includes financial information for a completed fiscal period or an Annual Report on Form 20-F, or (iv) at a Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information incorporated by reference into the Prospectus, the Company shall cause KPMG LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 5(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(q) The Company consents to each Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Company will disclose in its Annual Reports on Form 20-F and Reports on Form 6-K that include financial information for a completed fiscal period, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant fiscal period.

(s) If to the knowledge of the Company, the conditions set forth in Sections 5(a), 5(i) or 5(k) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of any Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(v) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w) The Company shall reasonably cooperate with Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x) The Company agrees to pay the costs, fees and expenses relating to the following matters: (i) the preparation, printing or reproduction and, if applicable, filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, each Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the registration of the Shares under the Exchange Act and the listing of the Shares on The New York Stock Exchange (including any supplemental listing application); (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with any presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all other costs, fees and expenses incident to the performance by the Company of its obligations hereunder and (x) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; provided, however, that if the Managers sell Shares pursuant to this Agreement or any related Terms Agreement having an aggregate offering price of at least $50,000,000 then (A) the Managers will reimburse the Company for 50% of all such fees, disbursements and expenses previously paid by the Company pursuant to this section 4(x) and (B) the Company only shall be obligated to pay 50% of all such subsequent fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and the ongoing services in connection with the transactions contemplated hereunder. Notwithstanding anything to the contrary, except as expressly provided above in this Section 4(x) or otherwise as agreed with the Company in writing, the Managers shall be responsible for any transfer taxes on resale of Shares by them and any costs and expenses associated with this Agreement, any Terms Agreements, the transactions contemplated thereby and the sale and marketing of the Shares.

(y) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds”.

5. Conditions to the Obligations of the Managers. The several obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto required by Rule 424 to be filed with the Commission, have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and the Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) [Reserved]

(c) The Company shall have requested and caused Perkins Coie LLP, United States counsel for the Company, to have furnished to the Managers their opinion, on every date specified in Section 4(m) of this Agreement, and addressed to the Managers, to the effect that:

(i) The Registration Statement became effective upon its filing with the Commission. To such counsel’s knowledge, no stop order suspending effectiveness of the Registration Statement has been issued under the Act, and no proceedings for this purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus any supplement thereto pursuant to Rule 424(b) under the Act with respect to any sale of Shares has been made in the manner and within the time period required by Rule 424(b) (without reference to 424(b)(8)). Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, each (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel need express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

(ii) The statements set forth in the Company’s most recent Annual Report on Form 20-F under the captions “Risk Factors—Tax Risks—We, or any of our subsidiaries, may become subject to income tax in jurisdictions in which we are organized or operate, including the United States, Canada and Hong Kong, which would reduce our earnings and potentially cause certain shareholders to be subject to tax in such jurisdictions,” and “Risk Factors—Tax Risks—U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. shareholders” insofar as such statements summarize legal matters discussed therein, are, in all material respects, accurate summaries of such legal matters; and the description of the statutes and regulations set forth in the Company’s most recent Annual Report on Form 20-F under the caption “Business—Environmental and Other Regulations—United States,” accurately describes in all material respects the portions of the statutes and regulations addressed thereby; provided, however, that such counsel need express no opinion with respect to any laws other than those of the United States;

(iii) The statements in the Company’s most recent Annual Report on Form 20-F under the caption “Business—Taxation of the Company—United States Taxation” and the statements in the Prospectus under the caption “Certain Material United States Federal Income Tax Considerations,” with respect to legal matters or legal conclusions, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations addressed therein (we do not opine or comment on the representations and statements of fact of the Company included in such discussion). The opinion of Perkins Coie LLP to be filed as Exhibit 8.1 to the Report on Form 6-K furnished to the Commission on or before the Execution Date, and to be incorporated by reference into the Registration Statement is confirmed and the Managers may rely on such as if it were addressed to them;

(iv) Insofar as matters of United States Federal law are concerned, to such counsel’s knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company is a party or to which any of its properties is subject that are required to be described in the Registration Statement and the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other documents or instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(v) The Company is not, and immediately upon receipt of payment for the Shares, and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vi) All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal governmental or regulatory authority required for the issuance of the Shares and the consummation of the transactions contemplated in this Agreement, any Terms Agreement and the Prospectus have been made or obtained, or will be effective as of the date of the opinion;

(vii) Without independent verification of the factual accuracy, completeness or fairness of any statements made therein, the documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, when each became effective or was filed with the Commission, as the case may be, each (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which such counsel need express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

(viii) The issue and sale of the Shares by the Company pursuant to this Agreement or any Terms Agreement will not (i) result in a breach or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement) to which the Company is a party or bound or to which its property is subject, which breaches or impositions of such lien, charge or encumbrance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) violate any generally applicable statute, law, rule or regulation (other than U.S. federal securities, state or foreign securities or blue sky or anti-fraud statutes, laws, rules or regulations, laws and regulations relating to commodity (and other) futures and indices and other similar instruments, and the rules and regulations of FINRA), or any judgment, order or decree to the knowledge of such counsel applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(ix) Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of such counsel, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

In addition, such counsel shall state that, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Managers and representatives of the independent auditors of the Company at which the contents of the Registration Statement and the Prospectus and any amendments or supplements thereto were discussed. Such counsel shall state that, although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph (ii) and (iii) above, subject to the assumptions, exclusions and qualifications set forth in such counsel’s opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Prospectus or any amendment or supplement thereto, or (c) the documents incorporated by reference in the Registration Statement or any further amendment or supplement thereto, nothing has come to such counsel’s attention that causes such counsel to believe that:

a.	the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel need not comment) as of its most recent Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.	the Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel need not comment) as of its date, or as amended or supplemented, if applicable, as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to United States Federal laws.

(d) The Company shall have requested and caused Farris, Vaughan, Wills & Murphy LLP, Canadian tax counsel for the Company, to have furnished to the Managers their opinion, on every date specified in Section 4(m) of this Agreement, and addressed to the Managers, to the effect that:

(i) All statements of legal conclusions contained under the caption “Non-United States Tax Considerations—Canadian Federal Income Tax Considerations” in the Prospectus are correct and accurate with respect to the matters set forth therein, and such counsel is of the opinion that the statements under the caption “Non-United States Tax Considerations—Canadian Federal Income Tax Considerations” in the Prospectus, with respect to those matters as to which no legal conclusions are provided, are an accurate discussion of the Canadian federal income tax matters applicable to those holders who acquire Shares in connection with the offering thereof;

(ii) The statements set forth in the Prospectus under the caption “Non-United States Tax Considerations—Canadian Federal Income Tax Considerations” accurately describe the Canadian income tax matters described therein; provided, however, with respect to the opinion referred to in this section 5(d), such counsel need express no opinion or comment on any representation or statement of fact, intention or assumption, or of risk (except to the extent of any conclusion of law set out under such caption), or of a general nature (except to the extent of any conclusion of law set out under such caption), made by or on behalf of the Company in the Prospectus including, but without restricting the generality of the forgoing, the following statements under such caption: “It is not our current intention that our central management and control be exercised in Canada”; “Based on our operations, we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canada Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canada Tax Act”; “A Canadian resident corporation that carries on an international shipping business, as described in the previous sentence, in the Republic of The Marshall Islands is exempt from income tax under the current laws of the Republic of The Marshall Islands”; “We expect that we will qualify for these statutory exemptions under the Canada Tax Act as it is currently enacted. Based on our operations, we do not believe that we are, nor do we expect to be, carrying on a business in Canada for purposes of the Canada Tax Act other than a business that would provide us with these statutory exemptions from Canadian income tax” and “Based on our operations, we do not believe that the Draft Proposals would, if enacted into law in the form currently proposed, result in us becoming resident in Canada for purposes of the Canada Tax Act, nor result in our business income becoming subject to Canadian income tax”.

The opinion of such counsel set forth in the two preceding paragraphs may be based on the provisions of the Canada Tax Act and the regulations thereunder in force as of the date of such opinion, all specific proposals to amend the Canada Tax Act and the regulations thereunder which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of such opinion (the “Proposed Amendments”) and such counsel’s understanding of existing case law and the current published administrative policies and assessing practices of the Canada Revenue Agency. There can be no assurance that the Proposed Amendments will be implemented in their current form or at all. Such opinion will not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, and will not take into account provincial, territorial or foreign tax legislation or considerations;

(e) The Company shall have requested and caused Dennis J. Reeder, Reeder & Simpson, P.C., Marshall Islands counsel for the Company, to have furnished to the Managers their opinion, on every date specified in Section 4(m) of this Agreement, and addressed to the Managers, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus;

(ii) The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Stock and the Existing Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares will be duly and validly authorized, and, when delivered to and paid for by the Managers pursuant to this Agreement or any Terms Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued, fully paid and nonassessable; the certificates for the Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares that have not been waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body of the Republic of The Marshall Islands or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; and the statements included in the 2013 Annual Report incorporated by reference into the Registration Statement and the Prospectus under the caption “Item 8. Financial Information—A. Financial Statements and Other Financial Information—Dividend Policy” and the statements included in the Prospectus under “Description of Capital Stock]” insofar as such statements constitute a summary of the terms of the capital stock of the Company, Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Considerations” and “Enforceability of Civil Liabilities” insofar as such statements summarize Marshall Islands tax considerations, legal matters, agreements, documents or proceedings, accurately and fairly describe in all material respects such legal matters, agreements, documents or proceedings; provided, however, that such counsel need express no opinion with respect to the laws of Canada;

(iv) Insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(v) Each of this Agreement, any Terms Agreement and the Operative Agreements to which the Company is a party has been duly authorized, validly executed and delivered by the Company;

(vi) To the knowledge of such counsel, no permits of, or declarations or filings with, any governmental or regulatory authorities and all courts and other tribunals, in the Republic of The Marshall Islands, are required for the Company to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Prospectus;

(vii) No consent, registration or qualification under the laws of the Republic of The Marshall Islands is required for the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement or any Terms Agreement by the Company or the consummation of the transactions contemplated by this Agreement or any Terms Agreement;

(viii) Neither the issue and sale of the Shares, the execution, delivery and performance of this Agreement or any Terms Agreement, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance under Marshall Islands law upon any property or assets of the Company pursuant to (i) the articles of incorporation or by-laws of the Company or (ii) any Marshall Islands statute, law, rule, order, or regulation of general application to which the Company is subject;

(ix) All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Shares, may under the current laws and regulations of the Republic of The Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of The Marshall Islands;

(x) No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers to the Republic of The Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares (i) to the initial purchasers thereof or (ii) for the respective accounts of the Managers or the sale and delivery by the Managers of the Shares to the initial purchasers thereof; and

(xi) The choice of law provision set forth in Section 11 hereof is legal, valid and binding under the laws of the Republic of The Marshall Islands and such counsel knows of no reason why the courts of the Republic of The Marshall Islands would not give effect to the choice of New York law as the proper law of this Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Republic of The Marshall Islands; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed Puglisi & Associates as its designee, appointee and authorized agent for the purpose described in Section 12 hereof under the laws of the Republic of The Marshall Islands; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts, and assuming the Company is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of The Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department or political subdivision thereof, the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in this Agreement are legal, valid and binding under the laws of the Republic of The Marshall Islands and, assuming the foregoing, such counsel knows of no reason why the courts of the Republic of The Marshall Islands would not give effect to the submission and waivers; service of process in the manner set forth in Section 12 of this Agreement will be effective to confer valid personal jurisdiction over the Company under the laws of the Republic of The Marshall Islands; and provided that the following provisions of The Marshall Islands Uniform Foreign Money-Judgments Recognition Act as set out below are complied with, a final and conclusive judgment against the Company obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement or any Terms Agreement would be enforceable in the courts of the Republic of The Marshall Islands without a retrial on the merits.

Such provisions provide as follows: that a judgment obtained in a foreign jurisdiction would be recognized unless (a) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (b) the foreign court did not have personal jurisdiction over the defendant; (c) the foreign court did not have jurisdiction over the subject matter; or (d) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment need not be recognized if (a) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (b) the judgment was obtained by fraud; (c) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands; (d) the judgment conflicts with another final and conclusive judgment; (e) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (f) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of the above grounds exist then the Republic of The Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Managers and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the Republic of The Marshall Islands.

(f) The Managers shall have received from Cravath, Swaine & Moore LLP, counsel for the Managers, such opinions, on every date specified in Section 4(n) of this Agreement, and addressed to the Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Managers a certificate of the Company, signed by the Co-Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, on every date specified in Section 4(l) of this Agreement, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(h) The Company shall have requested and caused KPMG LLP to have furnished to the Managers, on every date specified in Section 4(o) of this Agreement and to the extent requested by a Manager in connection with any offering of the Shares, letters, dated as of such date, in form and substance satisfactory to the Managers, confirming that they are the independent registered public accounting firm of the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and that they have performed a review of any unaudited interim consolidated financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus, in accordance with the PCAOB standards for a review of interim financial information as described in AU 722, Interim Financial Information, and stating in effect that:

(i) in their opinion, the audited consolidated financial statements incorporated by reference into the Registration Statement and the Prospectus and reported on by them comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of: a reading of the latest unaudited interim consolidated financial statements made available by the Company; their limited review, in accordance with the standards established under PCAOB AU 722, of the unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of shareholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent financial statements, audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

(1) any material modifications should be made to said unaudited interim consolidated financial statements incorporated by reference into the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles; or said unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; or

(2) with respect to the period subsequent to the date of the most recent financial statements, audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt, decreases in net current assets or the shareholders’ equity, of the Company, as compared with the amounts shown on the combined balance sheet dated as of the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from such date to such specified date there were any decreases, as compared with the appropriate comparative period in the preceding year, in net revenue or net earnings of the Company, except in all instances for changes or decreases set forth in the Registration Statement and the Prospectus or in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Managers; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its predecessor) set forth or incorporated by reference in the Registration Statement and the Prospectus agrees with the financial statements included in the Registration Statement and the Prospectus, the accounting records of the Company and its predecessor, or to other financial information provided by the Company, in which case the sources of such other financial information shall be described, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the applicable Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(k) Between the Execution Time and the time of any sale of Shares through the applicable Manager or Managers, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined in Section (3)(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(m) The Shares shall have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Managers.

(n) Prior to each Settlement Date and Time of Delivery, as the case may be, the Company shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the applicable Manager and counsel for the Managers, this Agreement and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Managers, at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, on the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, as the case may be.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of such Manager, and each person who controls such Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by a Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as referred to in subsection (a) in the foregoing indemnity from the Company to each Manager, but only with reference to written information furnished to the Company by such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which either Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release and no admission of fault of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Managers on the other from the offering of the Shares; provided, however, that in no case shall any Manager (except as may be provided in any agreement between Managers relating to the offering of the Shares) be responsible for any amount in excess of the underwriting or sales discount or commission applicable to the Shares purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses), and benefits received by the Managers shall be deemed to be equal to the total underwriting or sales discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager , and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the one or more of the Managers for the Company, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through one or more of the Managers for the Company, the obligations of the Company, including in respect of compensation of the applicable Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 4(x), 6, 8, 9, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 4(x), 6, 8, 9, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 4(x), 6 and 8 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Common Stock or any series of the Existing

Preferred Shares shall have been suspended by the Commission or The New York Stock Exchange, (ii) trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Credit Suisse Securities (USA) LLC, at 11 Madison Avenue, New York, New York 10010, Attn: LCD-IBD; or, if sent to the Company, will be mailed, delivered or telefaxed to Gerry Wang c/o Seaspan Ship Management Ltd. (fax no.: (604) 676 2296), 2600-200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4 and confirmed to Sai W. Chu c/o Seaspan Ship Management Ltd. (fax no.: (604) 676 2296), 2600-200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, director nominees, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

12. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Manager, the directors, officers, employees and agents of any Manager, or by any person who controls any Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Manager, the directors, officers, employees and agents of any Manager, or by any person who controls any Manager, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Manager, the directors, officers, employees and agents of any Manager, or by any person who controls any Manager, in any court of competent jurisdiction in the Republic of The Marshall Islands.

13. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any Terms Agreement.

14. Arms-length Transactions. The Company hereby acknowledges and agrees that (a) the offering of the Shares pursuant to this Agreement and the purchase by the Managers of any Shares pursuant to any Terms Agreements are arm’s-length commercial transactions between the Company on the one hand and the several Managers on the other, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Manager is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) neither of the Managers has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) and neither of the Managers has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Managers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof.

16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trail by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Basic Prospectus” shall mean the prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective including each deemed effective date pursuant to Rule 430B(e)(2) of the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Basic Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean, as of any given time, the most recent prospectus supplement relating to the Shares that was filed pursuant to Rule 424(b) prior to the relevant Applicable Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Company acknowledges that the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Managers.

Very truly yours,

SEASPAN CORPORATION,

by	/s/ Mark Chu
	Name:	Mark Chu
	Title:	General Counsel

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.,

by	/s/ Mark H. Richman
	Name:	Mark H. Richman
	Title:	Director

CREDIT SUISSE SECURITIES (USA) LLC,

By	/s/ Andrew Horrocks
	Name:	Andrew Horrocks
	Title:	Managing Director

[Form of Terms Agreement]	ANNEX A

SEASPAN CORPORATION

Common Stock

TERMS AGREEMENT

            , 20

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Dear Sirs:

Seaspan Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May [—], 2014 (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, to issue and sell to [Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, acting severally (the “Purchaser[s]”)] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to the Purchasers the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

[The Purchasers shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Purchasers to the Company for the Purchased Shares. This option may be exercised by the Purchasers at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Managers, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Managers is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Purchasers and the Purchasers severally agree to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Purchasers and the Company.

SEASPAN CORPORATION,

by
Name:
Title:

ACCEPTED as of the date

first written above.

CITIGROUP GLOBAL MARKETS INC.,

by
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC,

by
Name:
Title:

3

Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Class A Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by the Purchasers:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Purchasers’ accounts at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Section 4(m).

(2) The opinion referred to in Section 4(n).

(3) The accountants’ letter referred to in Section 4(o).

(4) The officer’s certificate referred to in Section 4(l).

(5) Such other documents as the Purchasers shall reasonably request.

SCHEDULE I-A

Vessels

1)	CSCL Zeebrugge

2)	CSCL Long Beach

3)	CSCL Oceania

4)	CSCL Africa

5)	COSCO Japan

6)	COSCO Korea

7)	COSCO Philippines

8)	COSCO Malaysia

9)	COSCO Indonesia

10)	MOL Emerald

11)	MOL Eminence

12)	MOL Emissary

13)	MOL Empire

14)	MSC Veronique

15)	MSC Manu

16)	MSC Leanne

17)	MSC Carole

18)	Seaspan Hamburg

19)	Seaspan Chiwan

20)	Seaspan Ningbo

21)	Seaspan Dalian

22)	Seaspan Felixstowe

23)	CSCL Vancouver

24)	CSCL Sydney

25)	CSCL New York

26)	CSCL Melbourne

27)	CSCL Brisbane

28)	New Delhi Express

29)	Dubai Express

30)	Jakarta Express

31)	Saigon Express

32)	Lahore Express

33)	Rio Grande Express

34)	Santos Express

35)	Rio de Janeiro Express

36)	Manila Express

37)	CSAV Loncomilla

38)	CSAV Lumaco

39)	CSAV Lingue

40)	CSAV Lebu

41)	COSCO Fuzhou

42)	COSCO Yingkou

43)	CSCL Panama

44)	CSCL Montevideo

45)	CSCL São Paulo

46)	CSCL Lima

47)	CSCL Santiago

48)	CSCL San Jose

49)	CSCL Callao

50)	CSCL Manzanillo

51)	Guayaquil Bridge

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52)	Calicanto Bridge

53)	COSCO Thailand

54)	COSCO Prince Rupert

55)	COSCO Vietnam

56)	COSCO Glory

57)	COSCO Excellence

58)	COSCO Development

59)	COSCO Harmony

60)	COSCO Hope

61)	COSCO Fortune

62)	MOL Excellence

63)	MOL Efficiency

64)	Hanjin Buddha

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SCHEDULE I-B

1)	Brotonne Bridge – Leased from Peony Leasing Limited (which subsequently novated the contract to Peony Western Leasing Limited on October 21, 2010) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 20, 2010 and further amended December 21, 2011

2)	Brevik Bridge – Leased from Peony Leasing Limited (which subsequently novated the contract to Peony Western Leasing Limited on October 21, 2010) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 20, 2010 and further amended December 21, 2011

3)	Bilbao Bridge – Leased from Peony Leasing Limited (which subsequently novated the contract to Peony Western Leasing Limited on October 21, 2010) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 20, 2010 and further amended December 21, 2011

4)	Berlin Bridge – Leased from Peony Leasing Limited (which subsequently novated the contract to Peony Western Leasing Limited on October 21, 2010) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 20, 2010 and further amended December 21, 2011

5)	Budapest Bridge – Leased from Peony Leasing Limited (which subsequently novated the contract to Peony Western Leasing Limited on October 21, 2010) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 20, 2010 and further amended December 21, 2011

6)	COSCO Pride – Leased from Haiju (Tianjin) Ship Leasing Co., Limited, Tianjin Yuan Geng Shi Pan Shipping Service Co., Ltd., and ICBC Financial Leasing Co., Ltd. pursuant to agreements dated June 10, 2011 and February 4, 2010

7)	COSCO Faith – Leased from Endeavour Leasing Limited and Credit Agricole Corporate and Investment Bank pursuant to agreements dated October 21, 2010

8)	Madinah – Leased from Hui Merchant Leasing (No. 1) Limited pursuant to agreements dated October 31, 2011

8

SCHEDULE II

The trade-mark license agreement between Seaspan International and the Company (the “Seaspan License Agreement”).

The trade-mark license agreement between Washington Corporations (“Washington”) and the Company (the “W License Agreement” and with the Seaspan License Agreement, the “License Agreements”).

The amended and restated executive employment agreement between the Ship Manager and Gerry Wang (the “Wang Employment Agreement”), dated as of March 14, 2011.

The executive employment agreement between the Company and Gerry Wang (the “Wang Executive Employment Agreement”) and the related transaction services agreement between the Company and Gerry Wang (the “Wang Transaction Services Agreement”), each dated as of March 14, 2011.

The amended and restated limited liability company agreement of Greater China Intermodal Investments LLC (“Greater China Intermodal”), dated as of March 14, 2011.

The right of first refusal agreement among the Company, Greater China Intermodal and Blue Water Commerce, LLC (“Blue Water”), dated as of March 14, 2011.

The right of first offer agreement between the Company and Blue Water, dated March 14, 2011.

The Financial Services Agreement between the Company and Tiger Ventures Limited, dated March 14, 2011.

The Change of Control Severance Plan for Employees of Seaspan Ship Management Ltd., dated as of January 1, 2009 (the “Employee Severance Plan”).

The amended and restated omnibus agreement (the “Omnibus Agreement”) among the Company, the Company Manager, the Ship Manager, the Advisor, Norsk Pacific Steamship Company Limited, and Seaspan International Ltd. Marine Corporation (“Seaspan International”), as amended on March 14, 2011 and January 27, 2012.

The $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007, as amended on October 22, 2010.

The $32,600,000 Tranche B Loan Agreement between Seaspan Containership S452 Ltd. and Industrial and Commercial Bank of China Limited, dated August 19, 2011.

The $117,400,000 Tranche A Loan Agreement between Seaspan Containership S452 Ltd. and The Bank of Tokyo Mitsubishi UFJ, Ltd., dated August 19, 2011.

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The $223,800,000 Secured Loan Agreement among Seaspan YZJ 983 Ltd., Seaspan YZJ 985 Ltd., Seaspan YZJ 993 Ltd. and China Development Bank Corporation, dated July 3, 2012.

(1) The amended and restated $1.3 billion credit facility between Seaspan Corporation and Citigroup Global Markets Limited and Fortis Capital, among others, dated May 11, 2007, as amended on July 6, 2012 and January 31, 2014, (2) the $920 million credit facility between Seaspan Corporation and DnB NOR Bank ASA, Credit Suisse, The Export Import Bank of China, Industrial and Commercial Bank of China Limited and Sumimoto Mitsui Banking Corporation, Brussels Branch, among others, dated August 8, 2007, (3) the $235.3 million credit facility between Seaspan Corporation and Sumimoto Mitsui Banking Corporation, Sumimoto Banking Corporation, Brussels Branch, Sumimoto Mitsui Banking Corporation Europe Limited, Sumimoto Mitsui Banking Corporation, Brussels Branch and Sumimoto Mitsui Banking Corporation, among others, dated March 31, 2008, (4) the $365 million revolving credit facility between Seaspan Corporation and DnB Nor Bank ASA, Credit Suisse and Fortis Capital Corp., among others, dated May 19, 2006, as amended by Amendment No. 1 on June 29, 2007 and as amended by Amendment No. 2 on August 7, 2007, (5) the $218.4 million credit facility between Seaspan Corporation and Sumimoto Mitsui Banking Corporation, among others, dated October 16, 2006, (6) the $150 million reducing revolving credit facility among Seaspan Finance II Co. Ltd. and Seaspan Finance III Co. Ltd. as borrowers, Seaspan Corporation as guarantor and Industrial and Commercial Bank of China Limited dated December 28, 2007, (7) the $291.2 million credit facility between Seaspan Corporation and Fortis Bank S.A./N.V. and the Import Bank of Korea, among others, dated March 17, 2008, (8) the $130,000,000 credit facility between Seaspan Corporation and Industrial and Commercial Bank of China Limited, among others, dated January 28, 2013, (9) the $174,000,000 secured loan agreement among Seaspan HHI 2638 Ltd., Seaspan HHI 2640 Ltd. and Cathay United Bank, among others, dated April 25, 2013, (10) the $210,000,000 credit facility among Seaspan Corporation and Industrial and Commercial Bank of China Limited, among others, dated January 28, 2013, and (11) the $100 million revolving credit facility between Seaspan Corporation and Citigroup Global Markets Limited, Santander Bank, N.A., Credit Suisse AG and Deutsche Bank AG, London Branch, among others, dated May 1, 2014 (collectively, the “Credit Facilities”).

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SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

None